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                                                            Exhibit 23(a)



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


We consent to the incorporation by reference in this Registration Statement of Ascent Entertainment Group, Inc. on Form S-8 of our report dated February 14, 1996 (except as to the second, third and fourth paragraphs of Note 15, as to which the date is March 28, 1996), relating to the consolidated financial statements of Ascent Entertainment Group, Inc., appearing in its Annual Report on Form 10-K of Ascent Entertainment Group, Inc. for the year ended December 31, 1995.


Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Denver, CO
July 26, 1996